EXHIBIT 23H7

                  ---------------------------------------------

                               LICENSING AGREEMENT

                                     Between

                       CADRE INSTITUTIONAL INVESTORS TRUST

                                       and

                     CAPITAL MANAGEMENT GROUP ADVISORS, LLC

                  ---------------------------------------------

                               LICENSING AGREEMENT

                  This Licensing Agreement (the "Agreement"), made as of [_______________, 2001], by and between Capital Management Group Advisors, LLC ("CMG") and Cadre Institutional Investors Trust (the "Trust") on behalf of its series, CMG Advisors Series and CMG Institutional Series (the "Funds"):

                                    RECITALS

                  WHEREAS, CMG acknowledges that this Agreement is entered into in connection with the Trust's agreements with other CMG related entities;

                  WHEREAS, the Trust desires to be able to use the name and logo of CMG in connection with the Funds and services relating to the Funds, which the Trust believes will be of assistance to the Trust in promoting the sale of shares of the Funds to investors; and

                  WHEREAS, CMG is willing to permit the use of its name and logo by the Funds for these limited purposes;

                  NOW, THEREFORE, for good and valuable consideration the parties hereto agree as follows:

                                    ARTICLE 1

                              LICENSE; LIMITATIONS

                  1.1 LICENSE. CMG hereby licenses its name and logos to the Trust for use by the Trust in connection with the offering for sale of shares of the Funds ("Shares") and services relating to the Funds, including, but not limited to, the use of such name and logos in prospectuses and sales materials. CMG's activities under this Agreement shall be limited to licensing its name and logos and to approving the quality and style of materials on which its name and logos appear. CMG shall not provide any services to the Trust or the Funds pursuant to this Agreement.

                  1.2 LIMITATIONS ON ACTIONS OF CMG. CMG understands that it shall not have any discretion to accept or reject the application of any person to become a shareholder of a Fund. It will forward all requests for information regarding the Funds received by it directly to the Funds' distributors for appropriate action. CMG further understands and agrees that it shall not:

                  (a) Accept application or registration forms from persons seeking to purchase Shares;

                  (b) Accept any cash, checks, wire transfers, or other forms of payment from any person that may be remitted for the purchase of Shares;

                  (c) Deliver any prospectus, statement of additional information, account statements or other informational or advertising materials relating to the offering of Shares to any person;

                  (d) Engage in the offer or sale of Shares or solicit orders to purchase Shares;

                  (e) Discuss the Funds or their activities, other than to refer parties making unsolicited inquiries to representatives of the Funds' distributors; or

                  (f) Permit employees and agents of CMG to engage in, and shall take reasonable action to prevent such employees and agents from engaging in, the activities described in this Section 1.2.

                                    ARTICLE 2

                             LIMITATION OF LIABILITY

                  CMG shall not be liable for any error in judgment or mistake of law or for any loss suffered by the Funds' distributors in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence, on its part in the performance of its duties under this Agreement; PROVIDED, the foregoing shall not limit CMG's liability with respect to any breaches by it of this Agreement. The Organization shall not be liable for the payment of any of the administrative or other costs of the Trust or the Fund's Distributors.

                                    ARTICLE 3

                            DURATION AND TERMINATION

                  3.1 DURATION OF AGREEMENT. This Agreement shall become effective as of the date set forth above and shall continue in effect until terminated in accordance with the terms hereof. It is terminable, without penalty, at any time by the Trust or CMG upon the giving of written notice to the other party. This Agreement shall not be assigned by either party hereto, except to a successor of such party, without the written consent of the Trust.

                  If CMG ceases to act under this Agreement, the Trust agrees that, at CMG's request, it will take all necessary steps to discontinue use of any logo of CMG or other indication of CMG's association with the Trust or the Funds.

                                    ARTICLE 4

                                  MISCELLANEOUS

                  4.1 REPRESENTATIONS. Neither CMG nor any of CMG's officers, employees or agents are authorized to make any representations concerning the Trust, the Funds or the Shares, other than to refer parties making unsolicited inquiries to the Funds' Distributors.

                  4.2 AUTHORITY. For all purposes under this Agreement CMG will have no authority to act as agent for either of the Funds' Distributors in any matter or in any respect.

                  4.3 REPORTS. CMG shall furnish the Trust or its designees with such information as it or they may reasonably request.

                  4.4 CAPTIONS. The captions in this Agreement are included for convenience of reference only and shall in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  4.5 SEVERABILITY. If any provision of this Agreement shall be held invalid under any applicable statute or regulation or by a decision of a court of competent jurisdiction, such invalidity shall not affect any provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

                  4.6 NOTICES. Notices or consent of any kind required or permitted under this Agreement shall be in writing and shall be deemed duly delivered if delivered in person or if mailed by certified mail, return receipt requested, postage paid, to the appropriate party as follows:

                           a.       If to the Trust:

                       Cadre Institutional Investors Trust
                                    c/o Cadre Securities, Inc.
                                    905 Marconi Avenue
                                    Ronkonkoma, NY 11779-7255
                           Attn: Compliance Department

                                    with a copy to;

                                    Kenneth S. Gerstein, Esq.
                                    Schulte Roth & Zabel LLP
                                    919 Third Avenue
                                    New York, NY  10022

                           b.       If to CMG:

                                    [Name]
                                    [Address]


or at such other address as shall be specified by either party by notice given in the manner required by this Section 4.6.

                  4.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior dated agreements.

                  4.8 APPLICABLE LAW. This Agreement shall be deemed to have been executed in the State of Delaware and the substantive laws of the State of Delaware shall govern the construction of this Agreement and the rights and remedies of the respective parties hereto.

                  4.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

                                        CADRE INSTITUTIONAL INVESTORS TRUST

                                        By
                                          --------------------------------------
                                        Its
                                           -------------------------------------

                                        CAPITAL MANAGEMENT GROUP ADVISORS, LLC

                                        By
                                          --------------------------------------
                                        Its
                                           -------------------------------------